UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 4, 2008
SILICON IMAGE, INC.

(Exact name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

000-26887	77-0396307

(Commission	(IRS Employer
File Number)	Identification No.)

1060 East Arques Ave., Sunnyvale, CA	94085

(Address of Principal Executive Offices)	(Zip Code)
(408) 616-4000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On February 4, 2008, the Compensation Committee of the Board of Directors (“Committee”) of Silicon Image, Inc. (“Registrant”) approved a 2008 Employee Bonus Plan (“Bonus Plan”).
     The Bonus Plan provides incentives to certain executive and non-executive employees designed to promote achievement of the Registrant’s financial goals for the year ending December 31, 2008. The terms of the Bonus Plan grant the Committee exclusive authority to designate which employees may participate in the Bonus Plan (“Participants”), excluding employees who are eligible to participate in any incentive plan available to sales or business development personnel. The Bonus Plan provides that the Registrant will fund a bonus pool in the amount of $1,250,000 on each of June 30, 2008 and December 31, 2008, if by that date Registrant has achieved product development milestones specified in advance by the Committee. If Registrant has not achieved one or more of several milestones applicable to a funding date, the bonus pool will be funded in proportion to the number of milestones achieved. Employees who commence employment on or after May 15, 2008 will not be eligible to participate in the Bonus Plan with respect to the first funding date, and employees hired on or after November 15, 2008, will not be eligible to participate in the Bonus Plan with respect to the second funding date. The Committee has exclusive authority to determine the amount of each Participant’s target bonus and the actual amount payable to each Participant, and may amend or terminate the Bonus Plan at any time. For 2008, in no event shall actual bonus payments under the Bonus Plan exceed 50% of Participants’ target bonuses.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2008	SILICON IMAGE, INC.
	By:	/s/ Edward Lopez
Edward Lopez
Chief Legal Officer